Exhibit 10.1
THIRD AMENDMENT
     THIRD AMENDMENT, dated as of March 2, 2010 (this “Amendment”), to that certain Credit Agreement, dated as of October 5, 2006 (as amended, supplemented or otherwise modified to the date hereof, the “Credit Agreement”) among CINEMARK HOLDINGS, INC., CINEMARK USA, INC. (the “Borrower”), the several banks and other financial institutions party thereto (the “Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity the “Administrative Agent”), and the other agents party thereto. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
RECITALS:
     WHEREAS, the Borrower, the Lenders and others are party to the Credit Agreement.
     WHEREAS, the Borrower has requested, among other things, that Lenders agree to extend the tenor of their respective Term Loans and Revolving Credit Commitments, as applicable.
     WHEREAS, the Borrower has engaged Barclays Capital (“Barclays Capital”), the investment banking division of Barclays Bank PLC (“Barclays Bank” and, together with Barclays Capital, “Barclays”), to act as the lead arranger in structuring and facilitating this Amendment.
     WHEREAS, each Term Loan Lender executing a signature page hereto with the description “Extending Term Loan Lender” has agreed to so extend its outstanding Term Loan in the amount stated on such Lender’s signature page (an “Extended Term Loan” and when aggregated with the Extended Term Loan of each other Extending Term Loan Lender, the “Extended Term Loans”), subject to the agreements of the Borrower provided for herein.
     WHEREAS, each Revolving Credit Lender executing a signature page hereto with the description “Extending Revolving Credit Lender” has agreed to so extend its Revolving Credit Commitment in the amount stated on such Lender’s signature page (an “Extended Revolving Credit Commitment” and when aggregated with the Extended Revolving Credit Commitment of each other Extending Revolving Credit Lender, the “Extended Revolving Credit Commitments”), subject to the agreements of the Borrower provided for herein.
     WHEREAS, each Lender executing a signature page hereto with the description “Amending Non-Extending Lender” has declined to extend any portion of its Term Loan or Revolving Credit Commitment, as applicable, but has agreed to the amendments set forth herein.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT

          (a) All references in the Credit Agreement to the terms “Senior Discount Note Indenture” and “Senior Discount Notes” are hereby deleted, mutatis mutandis.
          (b) Section 1.1 of the Credit Agreement is hereby amended by inserting in alphabetical order new definitions to read as follows:
“8.625% Senior Note Indenture”: the Indenture entered into by the Borrower and the subsidiary guarantors from time to time party thereto in connection with the issuance of the 8.625% Senior Notes, together with all instruments and other agreements entered into by the Borrower or any subsidiary guarantor party thereto in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time or refinanced pursuant to Section 7.2(u).
“8.625% Senior Notes”: $470,000,000 aggregate outstanding principal amount of the Borrower’s 8.625% Senior Notes due 2019, as the same may be amended, supplemented or otherwise modified from time to time or refinanced pursuant to Section 7.2(u).
“Affiliate Transaction”: as defined in Section 7.10.
“Amending Non-Extending Lender”: any Lender who agreed to the amendments set forth in the Third Amendment, but declined to extend some or all of its Term Loan or Revolving Credit Commitment, as applicable, beyond its scheduled maturity date.
“CFC Class II Holdco”: any CFC Holdco substantially all of whose assets consist of Capital Stock of one or more Class II Restricted Subsidiaries, cash and Cash Equivalents.
“CFC Holdco”: any Subsidiary, substantially all of whose assets consist of Capital Stock of one or more Foreign Subsidiaries, cash and Cash Equivalents, that is designated by the Borrower as a CFC Holdco by notice to the Administrative Agent.
“DCIP”: Digital Cinema Implementation Partners LLC, a Delaware limited liability company, its Subsidiaries, and any other Person with a primary business purpose of facilitating the implementation of digital cinemas in theatres and agreements and arrangements with respect to the financing of digital cinema and any Person that is a direct or indirect parent entity thereof and has no material independent operations.
“Digital Cinema Equipment Lease”: any lease arrangement pursuant to which the Borrower or any of its Subsidiaries is granted the right to use digital cinema equipment.
“Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Borrower or a Restricted Subsidiary), or (3) is redeemable at the option of the holder of the Capital Stock, in whole or in part, in each case on or prior to October 30, 2016. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Borrower may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provisions unless such repurchase or redemption complies with Section 7 herein.
“Existing Revolving Credit Termination Date”: the date which is the sixth anniversary of the Closing Date.
“Existing Term Loan Maturity Date”: October 5, 2013.
“Extended Applicable Margin”: for any day, the rate per annum that, when added to the relevant Applicable Margin in effect on such day, produces an all-in rate equal to the rate set forth on the applicable Pricing Grid under the heading “All-In Extended Applicable Margin for Term Loans” or “All-In Extended Applicable Margin for Revolving Credit Loans”, as applicable.
“Extended Revolving Credit Commitment”: with respect to any Extending Revolving Credit Lender at any time, the portion of such Lender’s Revolving Credit Commitment extended pursuant to the Third Amendment.
“Extended Term Loan”: with respect to any Extending Term Loan Lender at any time, the portion of such Lender’s outstanding Term Loan extended pursuant to the Third Amendment.
“Extending Lenders”: the Extending Term Loan Lenders and Extending Revolving Credit Lenders, individually or collectively, as the context may require.
“Extending Revolving Credit Lender”: (i) any Revolving Credit Lender who has agreed to extend all or a portion of its Revolving Credit Commitment until the fifth anniversary of the Third Amendment Effective Date pursuant to Section III of the Third Amendment, (ii) any

Replacement Revolving Credit Lender (as defined in Section VII of the Third Amendment), (iii) any non-Extending Lender that has converted to become an Extending Revolving Credit Lender pursuant to Section VII of the Third Amendment and (iv) any Lender or other entity that becomes an Extending Revolving Credit Lender pursuant to Section 2.24(b) hereof. A Lender shall only be an Extending Revolving Credit Lender (x) for the period from, as the case may be, the Third Amendment Effective Date, the date that it becomes a Replacement Revolving Credit Lender, the date it converts to become an Extending Revolving Credit Lender or the date it becomes an Extending Revolving Credit Lender pursuant to Section 2.24(b) hereof and (y) only with respect to its Extended Revolving Credit Commitment and any Loans made by it thereunder.
“Extending Term Loan Lender”: (i) any Term Loan Lender who has agreed to extend all or a portion of its outstanding Term Loan until April 30, 2016 pursuant to Section III of the Third Amendment, (ii) any Replacement Term Loan Lender (as defined in Section VII of the Third Amendment), (iii) any non-Extending Lender that has converted to become an Extending Term Loan Lender pursuant to Section VII of the Third Amendment and (iv) any Lender or other entity that becomes an Extending Term Loan Lender pursuant to Section 2.24(a) hereof. A Lender shall only be an Extending Term Loan Lender (x) for the period from, as the case may be, the Third Amendment Effective Date, the date that it becomes a Replacement Term Loan Lender, the date it converts to become an Extending Term Loan Lender or the date it becomes an Extending Term Loan Lender pursuant to Section 2.24(a) hereof and (y) only with respect to the Extended Term Loans made by it thereunder.
“Intermediate Holdco”: as defined in the definition of “Specified Reorganization”.
“Non-Extended Revolving Credit Commitment”: any Revolving Credit Commitment or portion of a Revolving Credit Commitment not extended pursuant to the Third Amendment.
“Permitted Business”: the lines of business conducted by the Borrower, its Subsidiaries, any joint venture to which any of them is a party and such joint venture’s Subsidiaries, or in which any of them has an existing Investment, on the Third Amendment Effective Date and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the board of directors of the Borrower and the Parent.
“Permitted Business Investment”: any Investment made in a Permitted Business through agreements, transactions, interests or arrangements that permit one to share risks or costs, achieve economies of scale, pool resources, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of such businesses jointly with third parties, relating to ownership interests in projectors, advertising rights, ticketing rights, Internet properties and other similar tangible or intangible assets, either directly or through entities the primary business of which is to own or operate any of the foregoing, including entry into and Investments in the form of or pursuant to, operating agreements, pooling arrangements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar arrangements with third parties.
“Third Amendment”: the Third Amendment to this Agreement, dated as of the Third Amendment Effective Date, among the Parent, the Borrower, the Administrative Agent, the Extending Term Loan Lenders, the Extending Revolving Credit Lenders and the Amending Non-Extending Lenders party thereto.
“Third Amendment Effective Date”: March 2, 2010.
          (c) The definition of “Applicable Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Amount”: as of any date of determination (the “Determination Date”), the amount (but in no event less than zero) equal to (a) the sum of (i) the aggregate amount of cash and the fair market value of non-cash items received by the Parent or the Borrower as common equity after the Closing Date and on or prior to such Determination Date, (ii) the amount of the net reduction after the Closing Date and on or prior to such Determination Date, in Investments held by the Parent, any Intermediate Holdco, the Borrower and its Class I Restricted Subsidiaries in Class II Restricted Subsidiaries, Unrestricted Subsidiaries and other entities that are not Class I Restricted Subsidiaries made after the Closing Date resulting from proceeds realized on the sale or other Disposition of such Investments, proceeds representing the return of capital, including redemptions, dividends and distributions, the amount of all guarantees released, all payments of principal of, or interest on, Indebtedness and other obligations that constitute such Investments, and the fair market value (not in excess of the amount previously subtracted under clause (b)(iii) below) of any Unrestricted Subsidiary redesignated as a Class I Restricted Subsidiary, (iii) (A) at any time prior to the time when the Requisite Conditions (as defined in the First Amendment) have been satisfied, Consolidated EBITDA minus 2.00 times Consolidated Interest Expense and (B) immediately upon the satisfaction of the Requisite Conditions and at all times thereafter, Consolidated EBITDA minus 1.75 times Consolidated Interest Expense, in each case in this clause (iii) for the fiscal quarter in which the Closing Date occurs and for each full fiscal quarter completed since the Closing Date and prior to the Determination Date for which financial statements have been delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, (iv) to the extent deducted in computing the Consolidated EBITDA specified in clause (iii) above and not included in clause (ii) above, any net gains on sales of assets outside the ordinary course of business (including, without limitation, any such gains that are extraordinary gains), (v) $150,000,000 and (vi) (A) in the case of expenditures made pursuant to Sections 7.7(c) and 7.8(h) and the designation on or after the Closing Date of any Class I Restricted Subsidiaries of the Parent (other than CFC Holdcos) as Unrestricted Subsidiaries, $275,000,000 in the aggregate, and (B) in the case of expenditures made pursuant to Section 7.9(a)(i), $200,000,000 in the aggregate, minus
(b) the sum of (i) the portion of such sum expended on and after the Closing Date and on or prior to such Determination Date pursuant to Sections 7.6(j), 7.7(c) and 7.8(h), (ii) (A) the portion of such sum expended on and after the First Amendment Effective Date and on or prior to the Third Amendment Effective Date pursuant to Section 7.9(a)(i) (after giving effect to the amendment to such provision that became effective as of the First Amendment Effective Date) and (B) the portion of such sum expended on or after the Third Amendment Effective Date and on or prior to such Determination Date pursuant to Section 7.9(a)(i) (after giving effect to the amendment of such provision that became effective as of the Third Amendment Effective Date), and (iii) the fair market value (as of the date of such designation) of any Class I Restricted Subsidiaries of the Parent designated as Unrestricted Subsidiaries on or after the Closing Date (excluding the fair market value of any CFC Holdcos other than cash and Cash Equivalents held directly by CFC Holdcos at the time of such designation). Expenditures made pursuant to Sections 7.7(c), 7.8(h) and 7.9(a)(i) and in connection with the designation of a Class I Restricted Subsidiary (other than a CFC Holdco (except as provided in the prior sentence)) as an Unrestricted Subsidiary shall be deemed to utilize the amounts in clause (a)(vi)(A) above or (a)(vi)(B) above, as applicable, prior to utilization of the amounts in clauses (a)(i) through (a)(v) above. Expenditures made pursuant to Section 7.9(a)(i) as in effect prior to the First Amendment Effective Date shall be deemed to have not decreased, expended or utilized the Applicable Amount or any component thereof.
          (d) The definition of “Asset Sale” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the first parenthetical in such definition with the following parenthetical:

(including any such Dispositions pursuant to Section 7.5(l)(ii) and (o), but excluding any such Dispositions permitted by Section 7.5(a) through (k), (l)(i), (m) and (n))
          (e) The definition of “Capital Expenditures” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the word “further” immediately after the word “provided” in the existing proviso to such definition and (ii) inserting the following proviso immediately preceding the existing proviso to such definition:
provided that, “Capital Expenditures” shall exclude (a) the portion of the purchase price paid in connection with a Permitted Acquisition which is required to be capitalized under GAAP on a balance sheet of such Person and (b) any cash expenditures incurred by such Person under any Digital Cinema Equipment Lease with DCIP that is required to be classified under GAAP on a balance sheet of such Person as a capital lease;
          (f) The definition of “Commitment Fee Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the words “payable with respect to the Non-Extended Revolving Credit Commitments” immediately after the words “Commitment Fee Rate” in the proviso to such definition.
          (g) The definition of “Consolidated Senior Secured Debt” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the parenthetical therein in its entirety.
          (h) The definition of “Consolidated Total Leverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Consolidated Total Leverage Ratio”: as of the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.
          (i) The definition of “Digital Projector Financing” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Digital Projector Financing”: any financing arrangement in respect of digital projector equipment for use in the ordinary course of business in theatres owned, leased or operated by the Borrower and its Subsidiaries. For the avoidance of doubt, Digital Projector Financing does not include any Digital Cinema Equipment Lease.
          (j) The definition of “Funded Debt” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section, excluding (i) obligations arising under any

EITF 97-10 Capital Leases, (ii) any intercompany Indebtedness owed to the Parent, any Intermediate Holdco, the Borrower or a Guarantor, (iii) Capital Lease Obligations outstanding on the relevant date of determination in an aggregate amount not to exceed $250,000,000, and (iv) any obligations under any Digital Cinema Equipment Lease with DCIP
          (k) The definition of “Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing the words “the date which is six months after the seventh anniversary of the Closing Date” in clause (g) thereof with “October 30, 2016”.
          (l) The definition of “Indebtedness” set forth in Section 1.1 of the Credit Agreement is hereby further amended by inserting the parenthetical “(other than Guarantee Obligations arising out of Digital Cinema Equipment Leases with DCIP)” in clause (h) of such definition immediately after the words “all Guarantee Obligations of such Person”.
          (m) The definition of “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the word “and” in the second line thereof with a comma (“,”) and (ii) adding the words “and the Third Amendment” at the end of such definition.
          (n) The definition of “Revolving Credit Termination Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Revolving Credit Termination Date”: (a) with respect to the Revolving Credit Commitments other than the Extended Revolving Credit Commitments, the date which is the sixth anniversary of the Closing Date; provided that the Revolving Credit Termination Date shall be August 1, 2012 if, on such date, the Indebtedness under the Senior Subordinated Notes has not been refinanced with Indebtedness that matures no earlier than the date which is six months after the seventh anniversary of the Closing Date and that otherwise meets the requirements for a refinancing permitted by Section 7.2(f) or has not been repurchased or redeemed as permitted hereunder, (b) with respect to the Extended Revolving Credit Commitments, the date that is the fifth anniversary of the Third Amendment Effective Date and (c) with respect to Revolving Credit Commitments that have been extended pursuant to Section 2.25, the date which has been mutually agreed to by the Borrower and the applicable Revolving Credit Lenders.
          (o) The definition of “Specified Reorganization” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Specified Reorganization”: any transaction or series of transactions pursuant to which one or more intermediate holding companies between the Parent and the Borrower (each, an “Intermediate Holdco”) is established.

          (p) The definition of “Synthetic Lease Obligations” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Synthetic Lease Obligations”: all monetary obligations of a Person under a so-called synthetic, off-balance sheet or tax retention lease. For the avoidance of doubt, the definition of “Synthetic Lease Obligations” shall not include Digital Cinema Equipment Leases with DCIP, EITF 97-10 Capital Leases or any other lease entered into by a Loan Party in good faith.
          (q) The definition of “Unrestricted Subsidiary” set forth in Section 1.1 of the Credit Agreement is hereby amended by replacing clause (a)(iii) in its entirety with the following:
in the case of the designation of a Class I Restricted Subsidiary (other than a CFC Holdco), the Applicable Amount immediately prior to such designation is at least equal to the fair market value (as of the time of such designation) of the Class I Restricted Subsidiary to be so designated;
          (r) Section 2.3 of the Credit Agreement is hereby further amended by inserting the following new clause (c) therein:
(c) Notwithstanding anything herein to the contrary, the Extended Term Loan of each Extending Term Loan Lender shall mature in consecutive quarterly installments, commencing on March 31, 2010, each of which shall be in an amount equal to such Extending Term Loan Lender’s Term Loan Percentage of the Extended Term Loans multiplied by the percentage set forth below opposite such installment of the aggregate Extended Term Loans (provided, however, that in the event the Borrower requests and one or more Term Loan Lenders agree to extend their Term Loans pursuant to Section 2.25, the repayment schedule with respect to such extended Term Loans shall be as agreed between the Borrower and such Lenders):

Installment	Principal Amount
March 31, 2010	0.25%
June 30, 2010	0.25%
September 30, 2010	0.25%
December 31, 2010	0.25%
March 31, 2011	0.25%
June 30, 2011	0.25%
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%

Installment	Principal Amount
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30. 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
April 30, 2016	Aggregate unpaid principal amount of the Extended Term Loans
          (s) Section 2.9 of the Credit Agreement is hereby amended by (i) labelling the existing paragraph as clause “(a)” and (ii) inserting the following new sentence at the end thereof:
Amounts to be applied as optional prepayments pursuant to this Section shall be applied, first, to the prepayment of the non-extended Term Loans and the non-extended Revolving Credit Loans and second, to the prepayment of the Extended Term Loans and the extended Revolving Credit Loans.
          (t) Section 2.9 of the Credit Agreement is hereby further amended by inserting the following new clause (b) at the end thereof:
(b) In the event of any prepayment in respect of the Extended Term Loans on or prior to the first anniversary of the Third Amendment Effective Date from a refinancing of the Extended Term Loans made with the proceeds of a substantially concurrent issuance or incurrence of new term loans that (i) are incurred for the primary purpose of refinancing the Extended Term Loans and decreasing the Applicable Margin with respect thereto and (ii) otherwise have terms and conditions (and are in an aggregate principal amount) substantially the same as those of the Extended Term Loans, such prepayment will be accompanied by a prepayment premium equal to 1.00% of the principal amount of the Extended Term Loans prepaid. Such prepayment premium shall be allocated ratably among the Extending Term Loan Lenders in accordance with such Lenders’ percentage of the aggregate amount of Extended Term Loans prepaid.

          (u) Section 2.10(b) of the Credit Agreement is hereby amended by deleting the words “Except as set forth in clause Section 2.10(c) below,” at the beginning thereof.
          (v) Section 2.10(b) of the Credit Agreement is hereby further amended by deleting clause (i) in the proviso thereto in its entirety and replacing such clause with the following:
this Section 2.10(b) shall not apply to (A) transactions described in Section 7.11(c) and (B) any Sale and Leaseback Transaction if the fair market value of the real or personal property subject to such Sale and Leaseback Transaction is less than $10,000,000, and
          (w) Section 2.10(e) of the Credit Agreement is hereby amended by replacing the first sentence of such section with the following sentence:
Amounts to be applied as prepayments pursuant to this Section shall be applied, first, to the prepayment of the non-extended Term Loans, second, to the prepayment of the non-extended Revolving Credit Loans, third, to the prepayment of the Extended Term Loans, and fourth, to the prepayment of the extended Revolving Credit Loans.
          (x) Section 2.13(a) of the Credit Agreement is hereby amended by inserting at the end of such clause the words “plus, in the case of Eurodollar Loans of each Extending Lender, the Extended Applicable Margin in effect for such day”.
          (y) Section 2.13(b) of the Credit Agreement is hereby amended by inserting at the end of such clause the words “plus, in the case of Base Rate Loans of each Extending Lender, the Extended Applicable Margin in effect for such day”.
          (z) Section 2.16(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b)(i) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the non-extended Term Loans shall be allocated among the Lenders holding such non-extended Term Loans pro rata based on the principal amount of such non-extended Term Loans held by such Lenders. The amount of each principal prepayment of the non-extended Term Loans shall be applied first, to the four immediately succeeding installments of such non-extended Term Loans and, second, to the remaining installments of such non-extended Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts repaid or prepaid on account of the non-extended Term Loans may not be reborrowed.
(ii) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Extended Term Loans shall be allocated among the Lenders holding such Extended Term Loans pro rata based on the principal amount of such Extended Term Loans. The amount of each principal prepayment of the Extended Term Loans shall be applied first, to the four immediately succeeding installments of such Extended Term Loans and, second, to the remaining installments of such Extended Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts repaid or prepaid on account of the Extended Term Loans may not be reborrowed.
          (aa) Section 2.16(c) of the Credit Agreement is hereby amended by replacing the parenthetical in the first line thereof with the following parenthetical:
(other than any prepayment)
          (bb) Section 2.16(c) of the Credit Agreement is hereby further amended by adding the following sentence at the end thereof:
Notwithstanding anything in Section 2.16 to the contrary, on the Revolving Credit Termination Date (as determined without giving effect to the Third Amendment), the Borrower shall be permitted to pay any remaining principal and interest due and payable on the non-extended Revolving Credit Loans.
          (cc) Section 2.19 of the Credit Agreement is hereby amended by inserting the words “or any Extended Applicable Margin” immediately following the words “Applicable Margin” in the second parenthetical of the second sentence thereof.
          (dd) Section 2 of the Credit Agreement is hereby further amended by inserting a new Section 2.24 and Section 2.25 at the end thereof:
2.24 Increase in Commitments. (a) At any time on or after the Third Amendment Effective Date, the Borrower shall have the right to obtain additional Term Loans either from one or more of the Term Loan Lenders or other Persons, in an aggregate amount such that the aggregate amount of Term Loan Commitments in effect at any time shall not exceed $1,083,600,000; provided that (i) any such request for additional Term Loans shall be in a minimum amount of $30,000,000, (ii) the Borrower may make a maximum of three such requests, (iii) the Administrative Agent has approved each such new Term Loan Lender, such approval not to be unreasonably withheld or delayed, (iv) the procedures described in Section 2.24(c) have been satisfied and (v) with respect to any increase prior to the Existing Term Loan Maturity Date, such additional Term Loans shall be on the same economic terms and conditions as the Extended Term Loans.
(b) At any time on or after the Existing Revolving Credit Termination Date, the Borrower shall have the right to increase the Revolving Credit Commitment by obtaining additional Revolving Credit Commitments, either from one or more of the Revolving Credit Lenders or other Persons, in an aggregate amount such that the aggregate amount of Revolving Credit Commitments in effect at any time shall not exceed $150,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $30,000,000, (ii) the Borrower may make a maximum of three such requests, (iii) the Administrative Agent has approved each such new Revolving Credit Lender, such approval not to be unreasonably withheld or delayed, and (iv) the procedures described in Section 2.24(c) have been satisfied.
(c) Any amendment hereto for an increase in Term Loan Commitments or Revolving Credit Commitments pursuant to Sections 2.24(a) and (b), respectively, shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower and the Lender(s) being added or increasing their Term Loan Commitment and/or Revolving Credit Commitment. As a condition precedent to such an increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party signed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (ii) before and after giving effect to such increase, (x) the representations and warranties contained in Section 4 and the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (y) no Default or Event of Default shall have occurred and be continuing and (iii) if requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent customary legal opinions, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
2.25 Future Extensions. Notwithstanding anything herein to the contrary, at any time after the Third Amendment Effective Date, the Borrower may request and any Lender may agree to extend the maturity date applicable to its Term Loan or Revolving Credit Commitment to a date after April 30, 2016 (with respect to Term Loans) or the fifth anniversary of the Third Amendment Effective Date (with respect to Revolving Credit Commitments) and such extensions shall only require the consent of the Borrower, such Lender and the Administrative Agent (in each case, such consent shall not be unreasonably withheld or delayed); provided, however, that (i) any such request for extension shall be in a minimum amount of $100,000,000 and (ii) such request and the opportunity to further extend its Term Loan or Revolving Credit Commitment shall be made available to each Term Loan Lender and/or Revolving Credit Lender, as appropriate under the circumstances.

          (ee) Section 3.3(a) of the Credit Agreement is hereby amended by inserting the following sentence between the first and second sentence thereof:
Additionally, the Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit attributable to the Extending Revolving Credit Lenders at a rate per annum equal to the Extended Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Extending Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letters of Credit.
          (ff) Section 6.9(b) of the Credit Agreement is hereby amended by deleting the last sentence of such clause in its entirety and replacing such sentence with the following:
Notwithstanding the foregoing, the Parent, the Borrower and the Subsidiary Guarantors may elect to exclude from the requirements of this Section 6.9(b) leasehold interests in real property and fee-owned real property, to the extent that such leasehold interests and fee interests have an aggregate value, measured at the time of any such election, not in excess of $75,000,000 (valued in accordance with Schedule 6.9).
          (gg) Section 6.9(c) of the Credit Agreement is hereby amended by inserting the words “or (iii) a CFC Holdco” at the end of the first parenthetical thereof.
          (hh) Section 6.9(d) of the Credit Agreement is hereby amended by inserting the words “or CFC Class II Holdco” in the first and twelfth lines thereof immediately following the words “any new Class II Restricted Subsidiary”.
          (ii) Section 6.9 of the Credit Agreement is hereby amended by inserting at the end thereof a new clause (e) to read as follows:
(e) Notwithstanding anything else to the contrary contained in this Section or elsewhere in the Agreement, perfection of Collateral shall not be required where either the burden or costs of perfecting a security interest, lien or mortgage is reasonably determined by the Administrative Agent to be excessive in relation to the benefit afforded to the Lenders thereby.
          (jj) Section 6.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the word “Reserved”.
          (kk) Section 7.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c)(i) Capital Lease Obligations of the Borrower and its Class I Restricted Subsidiaries in an amount not to exceed $250,000,000, (ii) obligations under any leases of the Borrower and any of its Restricted Subsidiaries in

existence on the Third Amendment Effective Date and characterized on the Third Amendment Effective Date as operating leases that are recharacterized as Capital Lease Obligations after the Third Amendment Effective Date, (iii) obligations under any EITF 97-10 Capital Leases; and (iv) obligations under any Digital Cinema Equipment Lease with DCIP;
          (ll) Section 7.2(g)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the word “[Reserved]”.
          (mm) Section 7.2(g)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(g)(ii) unsecured Indebtedness of the Parent and any Intermediate Holdco so long as (X) immediately prior to and after giving effect to the incurrence of such Indebtedness, the Parent and the Borrower are in compliance with Section 7.1, (Y) the maturity of any principal amount thereof shall not be earlier than October 30, 2016 and (Z) none of the Borrower or any of its Restricted Subsidiaries has any Guarantee Obligation with respect to such Indebtedness;
          (nn) Section 7.2(o) of the Credit Agreement is hereby deleted in its entirety and replaced with the word “[Reserved]”.
          (oo) Section 7.2(r) of the Credit Agreement is hereby amended by deleting the word “and” at the end of such clause.
          (pp) Section 7.2(s) of the Credit Agreement is hereby amended by replacing the period (“.”) at the end of such clause with a semi-colon (“;”).
          (qq) Section 7.2 of the Credit Agreement is hereby further amended by inserting the following new clauses (t), (u), (v), (w), (x), (y) and (z) therein:
(t) senior unsecured or subordinated Indebtedness of the Borrower or any other Loan Party incurred to refinance all or a portion of the outstanding Term Loans plus the amount of any interest, fees, premiums, and penalties paid in connection with such refinancing; provided that (i) 100% of the net proceeds from the incurrence of such Indebtedness is applied to refinance all or a portion of the Term Loans plus the amount of any interest, fees, premiums and penalties paid in connection with such refinancing and (ii) the maturity of any principal amount thereof shall not be earlier than October 30, 2016;
(u) Indebtedness of the Borrower or any other Loan Party in respect of the 8.625% Senior Notes, including any refinancing thereof, provided that (i)) the aggregate principal amount of such Indebtedness shall not exceed $470,000,000 plus the amount of any interest, fees, premiums or penalties paid in connection with such refinancing and any original issue discount incurred in connection with such refinancing Indebtedness, (ii) the maturity of any principal amount thereof shall not be earlier than October 30, 2016, and (iii) the documents under which the 8.625% Senior Notes are refinanced shall have covenants taken as a whole not materially more restrictive than those applicable to the Indebtedness refinanced thereby;
(v) unsecured Indebtedness of the Borrower or any of its Class I Restricted Subsidiaries in an aggregate principal amount not to exceed $300,000,000 at any time outstanding incurred to finance a Permitted Acquisition; provided that (i) the maturity of any principal amount thereof shall not be earlier than October 30, 2016 and (ii) after giving pro forma effect to such Permitted Acquisition, the Consolidated Total Leverage Ratio as of the most recent quarter end for which financial statements have been delivered to the Agents pursuant to Section 6.1 is less than 5.00 to 1.00;
(w) (i) if DCIP has not incurred Indebtedness to finance digital cinema equipment in excess of $550,000,000, Indebtedness incurred by the Borrower or any Restricted Subsidiary with respect to Digital Projector Financing in an aggregate principal amount incurred not to exceed (A) $70,000,000 during the period from the Third Amendment Effective Date to the first anniversary thereof; (B) $70,000,000 during the period from the first anniversary of the Third Amendment Effective Date to the second anniversary of the Third Amendment Effective Date; and (C) $60,000,000 after the second anniversary of the Third Amendment Effective Date; and (ii) if clause (i) is not applicable, Indebtedness incurred by the Borrower or any Restricted Subsidiary with respect to Digital Projector Financing in an aggregate principal amount incurred not to exceed (A) $35,000,000 during the period from the Third Amendment Effective Date to the first anniversary thereof; (B) $35,000,000 during the period from the first anniversary of the Third Amendment Effective Date to the second anniversary of the Third Amendment Effective Date; and (C) $30,000,000 after the second anniversary of the Third Amendment Effective Date; provided that under either clauses (i) or (ii), any unused or repaid amounts may be carried forward and used in subsequent periods without limitation;
(x) unsecured Indebtedness of the Parent or any Intermediate Holdco incurred to refinance all or a portion of any Indebtedness incurred pursuant to Section 7.2(g)(ii) or this Section 7.2(x); provided that (i) 100% of the net proceeds from the incurrence of such Indebtedness is applied to refinance all or a portion of the Indebtedness incurred pursuant to Section 7.2(g)(ii) or this Section 7.2(x), in each case plus the amount of any interest, fees, premiums and penalties paid in connection with such refinancing and (ii) the maturity of any principal amount thereof shall not be earlier than October 30, 2016;
(y) senior unsecured or subordinated Indebtedness of the Borrower or any other Loan Party incurred to refinance all or a portion of any Indebtedness incurred pursuant to Section 7.2(t) or this Section 7.2(y); provided that (i) 100% of the net proceeds from the incurrence of such Indebtedness is applied to refinance all or a portion of the Indebtedness incurred pursuant to Section 7.2(t) or this Section 7.2(y), in each case plus the amount of any interest, fees, premiums and penalties paid in connection with such refinancing and (ii) the maturity of any principal amount thereof shall not be earlier than October 30, 2016; and
(z) unsecured Indebtedness of the Borrower or any of its Class I Restricted Subsidiaries incurred to refinance all or a portion of any Indebtedness incurred pursuant to Section 7.2(v) or this Section 7.2(z); provided that (i) 100% of the net proceeds from the incurrence of such Indebtedness is applied to refinance all or a portion of the Indebtedness incurred pursuant to Section 7.2(v) or this Section 7.2(z), in each case plus the amount of any interest, fees, premiums and penalties paid in connection with such refinancing and (ii) the maturity of any principal amount thereof shall not be earlier than October 30, 2016.
          (rr) Section 7.3(o) of the Credit Agreement is hereby amended and restated to read as follows:
(o) Liens in connection with the defeasance of the 8.625% Senior Notes or any other Indebtedness permitted under Section 7.2 issued pursuant to an indenture, covering the proceeds of Indebtedness which constitutes refinancing Indebtedness of such Indebtedness permitted by Section 7.2 and other funds intended for such purpose, provided that, such Lien covers proceeds in an aggregate amount necessary solely to defease the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;
          (ss) Section 7.3(p) of the Credit Agreement is hereby amended and restated to read as follows:
(p) Liens of the trustee under Section 7.7 of the Senior Subordinated Note Indenture, Section 7.07 of the 8.625% Senior Note Indenture and similar provisions under other indentures governing Indebtedness permitted under this Agreement on money or property held or collected by the trustee thereunder;
          (tt) Section 7.3(y) of the Credit Agreement is hereby amended by deleting the word “and” at the end of such clause.
          (uu) Section 7.3(z) of the Credit Agreement is hereby amended by replacing the period (“.”) at the end of such clause with a semi-colon (“;”).
          (vv) Section 7.3 of the Credit Agreement is hereby amended by inserting new clauses (aa) and (bb) at the end thereof to read as follows:

(aa) any Lien, encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of DCIP, any Unrestricted Subsidiary, any joint venture or any interest acquired pursuant to a Permitted Business Investment; and
(bb) Liens securing Indebtedness permitted by Section 7.2(w), provided that such Liens cover only the assets financed with such Indebtedness and accessions, additions and improvements thereto and proceeds thereof.
          (ww) Section 7.4(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d) Specified Reorganizations may be consummated if, in each case, (i) each Intermediate Holdco shall be a wholly-owned Subsidiary of the Parent or another Intermediate Holdco, (ii) the Borrower shall be a wholly-owned Subsidiary of an Intermediate Holdco, (iii) each Intermediate Holdco shall become a party to the Guarantee and Collateral Agreement as a Guarantor, and (iv) the Borrower, each Intermediate Holdco and the Administrative Agent shall have entered into an amendment to this Agreement that is satisfactory to the Administrative Agent in its reasonable discretion, amending clause (c) of the definition of the term “Change of Control,” Section 7.6(d), Section 7.16 and such other provisions of this Agreement and the other Loan Documents as the Borrower and the Administrative Agent shall reasonably deem necessary to reflect the consummation of such Specified Reorganization (and such amendment shall not require the approval or signature of any other Lender or Agent).
          (xx) Section 7.5(f) of the Credit Agreement is hereby amended by deleting the second proviso thereto and replacing it with the following proviso:
provided further that, the fair market value of all such assets exchanged or “swapped” after the Third Amendment Effective Date shall not exceed $150,000,000 in the aggregate;
          (yy) Section 7.5(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(i) any sale and leaseback transaction permitted by Section 7.11(a) through (c);
          (zz) Section 7.5(l) of the Credit Agreement is hereby amended by (i) inserting a clause “(i)” in the first line thereof immediately preceding the words “the Disposition”, (ii) inserting the words “and/or (ii) Disposition of any interest in DCIP, any Unrestricted Subsidiary, any joint venture or any interest acquired pursuant to a Permitted Business Investment, and, in each case under this Section 7.5(l), the subsequent” in the third line thereof in lieu of the words “and the subsequent”, and (iii) deleting the proviso at the end of such Section 7.5(l).

          (aaa) Section 7.5(o) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(o) the Disposition after the Third Amendment Effective Date of other assets having a fair market value not to exceed $500,000,000 in the aggregate.
          (bbb) Section 7.5 of the Credit Agreement is hereby further amended by inserting the following new sentence at the end thereof:
Certain Dispositions pursuant to this Section 7.5 may give rise to mandatory prepayment obligations under Section 2.10(b).
          (ccc) Section 7.6(b) of the Credit Agreement is hereby amended by replacing the words “the date which is six months after the seventh anniversary of the Closing Date” in the proviso thereof with “October 30, 2016”.
          (ddd) Section 7.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d) the Borrower may make Restricted Payments to the Parent, to permit Parent to pay (i) any taxes which are due and payable by the Parent, the Borrower and their Subsidiaries as part of a consolidated group (including, without limitation, franchise taxes and expenses required to maintain corporate existence), (ii) customary salary, bonus and other benefits payable to officers, directors and employees of Parent, the Borrower and their Subsidiaries to the extent such salaries, bonuses and other benefits are directly or indirectly attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, including the Borrower’s proportionate share of such amounts relating to Parent being a public company, including directors’ fees; (iii) general corporate operating and overhead costs and expenses of Parent to the extent such costs and expenses are directly or indirectly attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, including the Borrower’s proportionate share of the expenses relating to Parent being a public company; (iv) principal and interest on Indebtedness permitted under Section 7.2; (v) reasonable fees and expenses other than to Affiliates of the Borrower related to any unsuccessful equity or debt offering of Parent and (vi) the management advisory fees and expenses permitted under Section 7.10;
          (eee) Section 7.6(f) of the Credit Agreement is hereby amended by replacing the words “the date which is six months after the seventh anniversary of the Closing Date” in the fifth and sixth lines thereof with “October 30, 2016”.
          (fff) Section 7.6(j) of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof to read as follows:

For the avoidance of doubt, any Restricted Payment permitted and paid pursuant to this Section 7.6(j) shall only have to satisfy the requirements detailed herein at the time of the initial Restricted Payment. Following such Restricted Payment, the recipient may transfer such payment to another Person without such transfer being deemed an additional Restricted Payment for purposes of this Section 7.6(j); and
          (ggg) Section 7.6 is hereby further amended to add the following new clause (k) at the end thereof:
any Loan Party may purchase, redeem or otherwise acquire or retire Capital Stock if such purchase, redemption, acquisition or retirement occurs or is deemed to occur upon (y) the exercise of stock options, warrants or other equity-based awards to the extent such Capital Stock represents a portion of the exercise price of such options, warrants or other equity-based awards and (z) the exercise of stock options, warrants or other equity-based awards or the vesting or issuance of shares of restricted stock or other Capital Stock to the extent such Capital Stock represents a portion of the tax liability of the holder thereof with respect thereto.
          (hhh) Section 7.7 of the Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:
notwithstanding anything in this Section 7.7 to the contrary, and without utilization of any amounts described in paragraphs (a) through (c) of this Section 7.7, purchases of digital projectors and other digital cinema equipment from or with DCIP.
          (iii) Section 7.8(h) of the Credit Agreement is hereby amended by inserting the words “non-Guarantor Class I Restricted Subsidiaries,” in the second line thereof immediately preceding the words “Class II Restricted Subsidiaries”.
          (jjj) Section 7.8(h)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
any such amounts invested in any entity that is not a Subsidiary and the primary business of which is not a Permitted Business shall not exceed $50,000,000 in the aggregate at any one time outstanding (measured at the time each such Investment is made) during the term of this Agreement and
          (kkk) Section 7.8(h) of the Credit Agreement is hereby further amended by (i) replacing the word “and” immediately preceding clause (y) therein with a comma (“,”) and (ii) inserting the word “and” and the following new clause (z) immediately preceding the words “in each case shall not”:
(z) Investments in Unrestricted Subsidiaries and CFC Holdcos consisting of the Capital Stock of an Unrestricted Subsidiary or a CFC Holdco;

          (lll) Section 7.8(n) of the Credit Agreement is hereby amended by deleting the word “and” at the end thereof.
          (mmm) Section 7.8(o) of the Credit Agreement is hereby amended by deleting the period (“.”) at the end thereof and inserting the words “; and” in lieu thereof.
          (nnn) Section 7.8 of the Credit Agreement is hereby amended by inserting at the end thereof a new clause (p) to read as follows:
(p) Investments in DCIP consummated by no later than April 30, 2010.
          (ooo) Section 7.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a) Prepay, repurchase or redeem or otherwise defease or acquire the 8.625% Senior Notes or Indebtedness incurred pursuant to Section 7.2(g)(ii), (t), (u), (v), (x), (y), or (z); provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing at the date of such prepayment, repurchase, redemption or other defeasance or acquisition or would result therefrom, the Parent, any Intermediate Holdco, the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem, defease or acquire: (i) the 8.625% Senior Notes and Indebtedness incurred pursuant to Section 7.2(g)(ii), (t), (u), (v), (x), (y), or (z) for an aggregate price that does not exceed the Applicable Amount at the time of such prepayment, repurchase, redemption, defeasance or other acquisition; (ii) the 8.625% Senior Notes or Indebtedness incurred pursuant to Section 7.2(u) with the proceeds of Indebtedness incurred pursuant to Section 7.2(u); (iii) Indebtedness incurred pursuant to Section 7.2(g)(ii) or 7.2(x) with the proceeds of Indebtedness incurred pursuant to Section 7.2(x); (iv) Indebtedness incurred pursuant to Section 7.2(t) or 7.2(y) with the proceeds of Indebtedness incurred pursuant to Section 7.2(y); and (v) Indebtedness incurred pursuant to Section 7.2(v) or 7.2(z) with the proceeds of Indebtedness incurred pursuant to Section 7.2(z);
(b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the 8.625% Senior Notes or any Indebtedness incurred pursuant to Section 7.2(g)(ii), (t), (u), (v), (x), (y), or (z), other than any such amendment, modification, waiver or other change that (A) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Parent, the Borrower or any of its Class I Restricted Subsidiaries or add any Guarantor as a guarantor in respect thereof, provided that, to the extent applicable, such guarantee is subordinated in right of payment to the Guarantor’s guarantee of the Obligations to at least the same extent in all material respects as the obligations of the Borrower thereunder are subordinated to the Obligations or (B) does not require the consent of any holder of any Indebtedness to (i) cure any ambiguity, defect or inconsistency or (ii) comply with the requirements of the SEC in order to effect or maintain the qualification of the 8.625% Senior Note Indenture or any indenture governing Indebtedness incurred pursuant to Section 7.2(g)(ii), (t), (u), (v), (x), (y), or (z), as the case may be, under the Trust Indenture Act of 1939, as amended from time to time; or
(c) amend its certificate of incorporation in any manner reasonably determined by the Administrative Agent to be material and adverse to the Lenders.
          (ppp) Section 7.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), involving aggregate payments or consideration in excess of $5.0 million unless:
(i) the Affiliate Transaction is on terms that are no less favorable to the Parent, the Intermediate Holdco, the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent, the Intermediate Holdco, the Borrower or such Restricted Subsidiary with a Person who is not an Affiliate; and
(ii) the Borrower delivers to the Administrative Agent:
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an officer’s certificate certifying that such Affiliate Transaction complies with this Section 7.10; and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the board of directors of the Parent and the Borrower set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this Section 7.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors of the Parent and the Borrower.
; provided, however, that the following items shall be deemed to not be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1) any employment, consulting or similar agreement or other compensation arrangement entered into by the Parent, any Intermediate Holdco, the Borrower or any of its Restricted Subsidiaries in the ordinary course of business of the Parent, any Intermediate Holdco, the Borrower or such Restricted Subsidiary;
(2) transactions between or among the Parent, any Intermediate Holdco, the Borrower and/or its Restricted Subsidiaries;
(3) transactions with a Person that is an Affiliate of the Parent solely because the Parent or any of its Subsidiaries owns Capital Stock in, or controls, such Person;
(4) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Parent or any Subsidiary as determined in good faith by the board of directors or senior management of the Parent;
(5) sales of Capital Stock (other than Disqualified Stock) to Affiliates of the Parent and the granting of registration and other customary rights in connection therewith;
(6) Restricted Payments that are permitted by Section 7.6 and Investments permitted under Section 7.8;
(7) transactions pursuant to any contract or agreement listed on Annex B to the Third Amendment, as in effect on the Third Amendment Effective Date, in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are not materially less favorable to the Parent, any Intermediate Holdco, the Borrower and its Restricted Subsidiaries taken as a whole than those in effect on the Third Amendment Effective Date;
(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Parent, any Intermediate Holdco, the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(9) the pledge of Capital Stock of an Unrestricted Subsidiary to its lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders; and

(10) transactions in which the Parent, any Intermediate Holdco, the Borrower or any of its Restricted Subsidiaries delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Parent, such Intermediate Holdco, the Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Parent, such Intermediate Holdco, the Borrower or such Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by the Parent, such Intermediate Holdco, the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis.
          (qqq) Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Enter into any arrangement with any Person providing for the leasing by the Parent, the Borrower or any Class I Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent, the Borrower or such Class I Restricted Subsidiary to such Person; provided that, so long as the Net Cash Proceeds, if any, of any of the following transactions are applied toward prepayment of the Loans to the extent required by Section 2.10, the Parent, the Borrower or any Class I Restricted Subsidiary may enter into Sale and Leaseback Transactions (a) with respect to any fee-owned property set forth on Schedule 7.11 that does not constitute Mortgaged Property or property acquired in Section 7.5(f) swaps in exchange for such property set forth on such Schedule, (b) with respect to any real or personal property acquired by the Borrower or any Class I Restricted Subsidiary after the Closing Date, (c) with respect to digital cinema equipment in connection with a Digital Cinema Equipment Lease with DCIP or Digital Projector Financing, and (d) with respect to other real or personal property if, in the case of Sale and Leaseback Transactions under this clause (d), the fair market value of such real or personal property does not exceed $250,000,000 in the aggregate after the Third Amendment Effective Date.
          (rrr) Section 7.13(h) of the Credit Agreement is hereby amended by deleting the word “and” at the end thereof.
          (sss) Section 7.13(i) of the Credit Agreement is hereby amended by replacing the period (“.”) at the end thereof with a semi-colon (“;”).
          (ttt) Section 7.13 of the Credit Agreement is hereby amended by inserting new clauses (j), (k) and (l) at the end thereof to read as follows:
(j) Digital Cinema Equipment Leases with DCIP and related agreements;

(k) agreements governing Liens, encumbrances and restrictions permitted under Section 7.3(aa); and
(l) any instruments governing Indebtedness permitted under Section 7.2(g)(ii),(s), (t), (u), (v), (w), (x),(y) and (z).
          (uuu) Section 7.14 of the Credit Agreement is hereby amended by replacing the words “agreements, instruments and documents of the types described in clauses (b) through (i) of Section 7.13” at the beginning of clause (iii) therein with the words “agreements, instruments and documents of the types described in clauses (b) through (l) of Section 7.13”.
          (vvv) Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.
          (www) Section 7.16(c)(vii) of the Credit Agreement is hereby amended by deleting the word “and” at the end thereof.
          (xxx) Section 7.16(c)(viii) of the Credit Agreement is hereby amended by replacing the period (“.”) at the end thereof with the word “, and”.
          (yyy) Section 7.16(c) of the Credit Agreement is hereby amended by inserting a new clause (ix) to read as follows:
(ix) cash and Cash Equivalents so long as the Parent or the relevant Intermediate Holdco owning such cash and Cash Equivalents is a Guarantor and the Administrative Agent has a perfected first-priority security interest in such cash and Cash Equivalents pursuant to a customary control agreement.
          (zzz) Section 8.1(e)(iii) of the Credit Agreement is hereby amended by inserting the words “due to any action or omission by the Parent or any of its Subsidiaries” immediately before the words “any other event shall occur or condition exist” in such sub-clause.
          (aaaa) The chart in Annex A to the Credit Agreement entitled “Pricing Grid for Term Loans” is hereby amended and restated in its entirety to read as follows:

	Applicable Margin for		All-In Extended Applicable
	Term Loans		Margin for Term Loans
	Eurodollar	Base Rate	Eurodollar	Base Rate
Ratings Category	Loans	Loans	Loans	Loans
Category I	1.50%	0.50%	3.25%	2.25%
Category II	1.75%	0.75%	3.25%	2.25%

          (bbbb) Annex A to the Credit Agreement is hereby further amended by inserting the words “and Extended Applicable Margin” immediately following the words “Applicable Margin” in the first sentence of the first paragraph thereof and inserting the words “and the Extended Applicable Margin during such time with respect to the Extended Term Loans shall be (x) 1.50% in the case of Eurodollar Loans and (y) 1.50% in the case of Base Rate Loans” at the end of the second sentence of the first paragraph thereof.
          (cccc) The chart in Annex A to the Credit Agreement entitled “Pricing Grid for Revolving Credit Loans” is hereby amended and restated in its entirety to read as follows:

			All-In Extended Applicable
	Applicable Margin for		Margin for Revolving
	Revolving Credit Loans		Credit Loans
Consolidated Net Senior Secured	Eurodollar	Base Rate	Eurodollar	Base Rate
Leverage Ratio	Loans	Loans	Loans	Loans
> 2.75 to 1.00	2.00%	1.00%	3.00%	2.00%
≤ 2.75 to 1.00 and > 2.50 to 1.00	1.75%	0.75%	3.00%	2.00%
≤ 2.50 to 1.00 and > 2.00 to 1.00	1.50%	0.50%	3.00%	2.00%
≤ 2.00 to 1.00	1.50%	0.50%	2.75%	1.75%
          (dddd) Annex A to the Credit Agreement is hereby further amended by inserting the words “and Extended Applicable Margin” immediately following the words “Applicable Margin” in the first sentence of the second paragraph thereof.
SECTION II. AMENDMENTS TO GUARANTEE AND COLLATERAL AGREEMENT
          (a) The definition of “Excluded Assets” set forth in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by replacing clause (i) therein with the following:
(A) Capital Stock of Unrestricted Subsidiaries that are Foreign Subsidiaries or that are CFC Holdcos (other than CFC Class II Holdcos) and (B) 35% of the Capital Stock of Class II Restricted Subsidiaries and CFC Class II Holdcos,
          (b) Section 8.15(b) of the Guarantee and Collateral Agreement is hereby amended by inserting the words “, or subjected to a Lien permitted by Section 7.3(u) or (bb) of the Credit Agreement,” in the second line thereof immediately following the words “permitted by the Credit Agreement”.
          (c) Section 8.15(b) of the Guarantee and Collateral Agreement is hereby further amended by adding the following sentence at the end thereof:
At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that such Guarantor is designated as an Unrestricted Subsidiary as permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor, together with a certification by the Borrower stating that such designation as an Unrestricted Subsidiary is in compliance with the Credit Agreement and the other Loan Documents.
SECTION III. EXTENSION OF MATURITY DATE
     Each Extending Term Loan Lender hereby extends the final maturity date applicable to all or any portion of its Term Loan (as detailed on its signature page hereto) to April 30, 2016 (with such required quarterly installment payments as detailed in Section 1 clause (r) hereto). The final maturity date applicable to each other Term Loan Lender (in each case, a “Non-Extending Term Loan Lender”) shall be October 5, 2013 (or such earlier date under the circumstances detailed in the Credit Agreement), and the Extending Term Loan Lenders and the Extending Revolving Credit Lenders (collectively, the “Extending Lenders”) understand and agree that the Term Loans of each Non-Extending Term Loan Lender shall become due and be payable, together with all interest and fees related thereto, on October 5, 2013 (or such earlier date under the circumstances detailed in the Credit Agreement).
     Each Extending Revolving Credit Lender hereby extends the Revolving Credit Termination Date as applicable to all or any portion of its Revolving Credit Commitment (as detailed on its signature page hereto) to the date which is the fifth anniversary of the Effective Date (as defined below). The Revolving Credit Termination Date applicable to each other Revolving Credit Lender (in each case, a “Non-Extending Revolving Credit Lender”; Non-Extending Revolving Credit Lenders and Non-Extending Term Loan Lenders, collectively, the “Non-Extending Lenders”) shall be October 5, 2012 (or such earlier date under the circumstances detailed in the Credit Agreement), and the Extending Lenders understand and agree that the Revolving Credit Loans of each Non-Extending Revolving Credit Lender shall become due and payable, together with all interest and fees related thereto, on October 5, 2012 (or such earlier date under the circumstances detailed in the Credit Agreement).
SECTION IV. ALLOCATION AND REPAYMENT OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT
     Notwithstanding anything in the Credit Agreement to the contrary:
          (a) Revolving Credit Loans. From the date hereof until October 5, 2012, all Revolving Credit Loans shall be made in accordance with the aggregate Revolving Credit Commitments (including both the Extended Revolving Credit Commitments and the non-extended Revolving Credit Commitments thereunder from time to time in effect) (the “Amended Revolving Credit Commitments”). On October 5, 2012, the Revolving Credit Loans of the Non-Extending Revolving Credit Lenders shall be due and payable as provided in the Credit Agreement.

          (b) Letters of Credit. On the date hereof, the participations in any outstanding Letters of Credit shall be reallocated so that after giving effect thereto the Extending Revolving Credit Lenders and the Non-Extending Revolving Credit Lenders thereunder shall share ratably in the Aggregate Exposures thereunder in accordance with the Amended Revolving Credit Commitments. Thereafter until October 5, 2012, the participations in any new Letters of Credit shall be allocated in accordance with the Amended Revolving Credit Commitments. On October 5, 2012, subject to the satisfaction of the conditions precedent in Section 5.2 of the Credit Agreement, the participations in the outstanding Letters of Credit of the Non-Extending Revolving Credit Lenders shall be reallocated to the Extending Revolving Credit Lenders ratably in accordance with their Extended Revolving Credit Commitments. If such conditions precedent are not satisfied on October 5, 2012 or to the extent the participations in the outstanding Letters of Credit of the Non-Extending Revolving Credit Lenders cannot be fully reallocated to the Extending Revolving Credit Lenders, the participations of the Non-Extending Revolving Credit Lenders in the outstanding Letters of Credit shall be cash collateralized by the Borrower.
SECTION V. CONDITIONS PRECEDENT TO EFFECTIVENESS
     This Amendment shall be effective on and as of the date hereof (the “Effective Date”) upon the satisfaction of the following conditions:
     (a) Agreements. The Borrower, the Required Lenders, the Required Prepayment Lenders and the Issuing Lender shall have delivered executed counterparts of this Amendment to the Administrative Agent.
     (b) Guarantor Consent. Each Guarantor has executed and delivered a consent in the form of Annex A hereto.
     (c) Consent Fee. The Administrative Agent shall have received for the account of each Extending Lender and Amending Non-Extending Lender that is a party to this Amendment the consent fee payable on the Effective Date as provided in Section VI(a) of this Amendment.
     (d) Revolving Credit Lender Amendment and Extension Fee. The Administrative Agent shall have received for the account of each Extending Revolving Credit Lender that is a party to this Amendment the amendment and extension fee payable on the Effective Date as provided in Section VI(b) of this Amendment.
     (e) Fees and Costs. The Administrative Agent and Barclays shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.
     (f) Resolutions. The Administrative Agent shall have received certified resolutions from the board of directors, members or other similar body of each Loan Party authorizing the execution, delivery and performance of this Amendment.
     (g) Legal Opinions. The Administrative Agent shall have received the legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Loan Parties and each special and local counsel as may be reasonably requested by the Administrative Agent. Each such legal opinion shall cover such customary matters relating to the Loan Parties, this Amendment and other matters incidental to this Amendment as the Administrative Agent may reasonably request and shall be addressed to the Administrative Agent and the Lenders.
SECTION VI. FEES
     (a) Consent Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Extending Lender and Amending Non-Extending Lender that has executed and delivered a counterpart of this Amendment by the Effective Date, a consent fee in an amount equal to 10 bps of such Lender’s Term Loan and/or Revolving Credit Commitment.
          (b) Revolving Credit Lender Amendment and Extension Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Extending Revolving Credit Lender that has executed and delivered a counterpart of this Amendment by the Effective Date, an upfront amendment and extension fee in an amount equal to 100 bps of such Lender’s Extended Revolving Credit Commitment.
SECTION VII. REPLACEMENT LENDERS
     The Lenders party hereto and the Administrative Agent agree that the Borrower shall have the right on or before October 5, 2013 (with respect to Term Loans) or October 5, 2012 (with respect to Revolving Credit Commitments) to replace, in whole or in part (but if in part, in an aggregate principal amount of not less than $1,000,000 (with respect to Term Loans) and $5,000,000 (with respect to Revolving Credit Commitments) (other than in the case of the replacement of all of a Non-Extending Lender’s interest under the Credit Agreement)), the Revolving Credit Commitment of any Non-Extending Revolving Credit Lender and the Term Loan of any Non-Extending Term Loan Lender, in each case, subject to the consent of such Non-Extending Lender, with increases in the outstanding Term Loans or Revolving Credit Commitments of one or more Extending Lenders or with new Term Loans or Revolving Credit Commitments of one or more other lenders or financial institutions or other entities that will become “Lenders” (each, a “Replacement Term Loan Lender” or “Replacement Revolving Credit Lender”, as applicable; the Replacement Term Loan Lenders and Replacement Revolving Credit Lenders collectively, the “Replacement Lenders”), subject (in the case of the replacement of the Term Loans or Revolving Credit Commitments of any Non-Extending Lenders) to the payment at par of all amounts, including principal and accrued interest and fees, owing to such Non-Extending Lender with respect to the portion of the Term Loans or the Revolving Credit Commitments, as applicable, being replaced under the Credit Agreement. Each Replacement Lender shall (i) be subject to the consent of the Borrower (provided that with respect to any replacement of Term Loans, Borrower consent only needs to be obtained if such Replacement Term Loan Lender is a Person that is a motion picture exhibitor or an Affiliate or related entity of a motion picture exhibitor) and the Administrative Agent (such consent, in each case, shall not be unreasonably withheld or delayed) and (ii) have entered into an Assignment and Acceptance or other documentation reasonably satisfactory to the Borrower and the Administrative Agent pursuant to which such Replacement Lender shall assume all or part of the outstanding Term Loan or Revolving Credit Commitment of such Non-Extending Lender or shall agree to have a new or additional Term Loan or Revolving Credit Commitment under which Loans may be borrowed only from the date of any reduction in or termination of the Term Loan or Revolving Credit Commitment of such Non-Extending Lender; provided that the aggregate amount that may be borrowed under such assumed, new or additional Term Loan or Revolving Credit Commitment and the continuing Term Loans and Revolving Credit Commitments under the Credit Agreement shall not exceed $1,120,000,000 (with respect to the aggregate amount of Term Loans) and $150,000,000 (with respect to the aggregate amount of Revolving Credit Commitments) at any time. For the avoidance of doubt, after the Effective Date and on or before October 5, 2013 (with respect to Term Loans) or October 5, 2012 (with respect to Revolving Credit Commitments), any Non-Extending Lender that has not been replaced may, with the consent of the Borrower (but without the consent of the Adminstrative Agent or any other Lender), extend all, or a portion of, its Term Loan or Revolving Credit Commitment (but if electing to extend only a portion of its Term Loan or Revolving Credit Commitment, in an aggregate amount not less than $1,000,000 and $5,000,000, respectively), to April 30, 2016 (with respect to the Term Loans) or the fifth anniversary of the Effective Date (with respect to Revolving Credit Commitments), converting such Lender (as to the portion so extended) into an Extending Term Loan Lender or Extending Revolving Credit Lender, as applicable.
SECTION VIII. EXTENSION OF ROLES
     The Administrative Agent hereby agrees to continue serving in such role from the date hereof until April 30, 2016.
SECTION IX. REPRESENTATIONS AND WARRANTIES
     The Parent and the Borrower hereby jointly and severally represent and warrant that:
     (a) Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (b) Incorporation of Representations and Warranties. The representations and warranties contained in the Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     (c) No Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

SECTION X. MISCELLANEOUS
     (a) Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. No party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any party without the prior written consent of all the Lenders.
     (b) References to Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.
     (c) Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (d) Limitation of Amendment. The Amendment set forth above shall be limited precisely as written and relate solely to the modification of the provisions of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by Borrower with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or (b) prejudice any right or remedy that the Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.
     (e) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (f) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CINEMARK HOLDINGS, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President – General Counsel

CINEMARK USA, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President – General Counsel

BARCLAYS BANK PLC, as Administrative Agent
By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

2

Annex A to
Third Amendment to Credit Agreement
Form of Acknowledgement
GUARANTOR ACKNOWLEDGMENT
          Reference is made to the Credit Agreement, dated as of October 5, 2006 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among CINEMARK HOLDINGS, INC., CINEMARK USA, INC., the several banks and other financial institutions party thereto (the “Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders, and the other agents party thereto. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
          Each Guarantor executing a copy of this Consent confirms and agrees that notwithstanding the effectiveness of the foregoing Third Amendment, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by the Third Amendment.

[ ], as a Guarantor
By:
Name:
Title: